UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

TeamStaff, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, TeamStaff, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has not maintained a minimum market value of its publicly held shares of common stock of $5,000,000, as required by the continued listing requirements of the Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(b)(1)(C) (the “Listing Rule”).

In accordance with the Nasdaq Listing Rules, the Company will be provided 90 calendar days, or until December 14, 2009, to regain compliance with the Listing Rule. The Company can regain compliance with the Listing Rule if the market value of its publicly held shares is $5,000,000 or more for a minimum of ten (10) consecutive trading days prior to December 14, 2009. There can be no guarantee that the Company will be able to regain compliance with this requirement.

If the Company’s common stock does not regain compliance with the Listing Rule, Nasdaq will provide written notice that the Company’s securities will be subject to delisting from The Nasdaq Global Market. In that event, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel. Alternatively, the Company may apply for listing on The Nasdaq Capital Market, provided it meets the continued listing requirements of that market.

On September 18, 2009, the Company issued a press release announcing its receipt of Nasdaq’s letter. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached to this Form 8-K:

Exhibit
(d)	Number	Exhibit Title or Description
	99.1	Press Release dated September 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By: /s/ Rick Filippelli
Name: Rick Filippelli
Title:   President and Chief Executive Officer
Date:   September 18, 2009

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated September 18, 2009.

2